January 30, 2019

The Alkaline Water Company Inc.
14646 N. Kierland Blvd., Suite 255
Scottsdale, Arizona 85254
U.S.A.

Dear Sirs:

Re:	The Alkaline Water Company Inc. - Registration Statement on Form S-3

                                  This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the base prospectus that is part of the Registration Statement (the “Prospectus”), filed by The Alkaline Water Company Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) shares of common stock (the “Common Stock”) of the Company with a par value of $0.001 per share; (ii) shares of preferred stock (the “Preferred Stock”) of the Company with a par value of $0.001 per share; (iii) debt securities (the “Debt Securities”) of the Company; (iv) warrants (the “Warrants”) of the Company; (v) subscription receipts (the “Subscription Receipts”) of the Company and (vi) units (the “Units”) of the Company. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Receipts and the Units are collectively referred to herein as the “Securities”. If required by applicable law, the Debt Securities will be issued pursuant to one or more indentures in the form to be filed with the Commission, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company (each, a “Trustee”).

                                  In connection with this opinion, we have examined the Registration Statement including the Prospectus, originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, and any amendments thereto (the “Charter Documents”). In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

                                  We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

                                  We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                                  We have also assumed for purposes of our opinion that, (i) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form that will be filed with the Commission and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities, (ii) at or prior to the time of the delivery of any Securities in connection with the Registration Statement, the Prospectus and the applicable Prospectus Supplement, the Registration Statement will have been declared effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and (iii) the registration will apply to such Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities at the time of the offer, issuance and sale of any Securities. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

                                  This opinion is qualified by, and is subject to:

                                  (i)        the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers;

                                  (ii)       the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, the possible unavailability of specific performance and the discretion of the court before which a proceeding is brought;

                                  (iii)        injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

                                  (iv)        the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money; and

                                  (v)        the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

                                  We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xv) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvi) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xvii) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xviii) the severability, if invalid, of provisions to the foregoing effect.

                                  The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will: (i) advise us in writing of the terms thereof and other information material thereto; (ii) afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, in the case of Debt Securities, the Indenture, as then in effect); and (iii) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will (a) timely file all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Charter Documents to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

                                  Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

                                  1.        With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the board of directors of the Company (the “Board”) and, if required, the stockholders of the Company (the “Stockholders”), have taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or book entry statements representing the shares of Common Stock have been duly issued by the transfer agent of the Company) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (which shall be no less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which shall be no less than the par value of the Common Stock), as stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

                                  2.        With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Charter Documents and the Nevada Revised Statutes (a “Certificate of Designation”) and the reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (which shall be no less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which shall be no less than the par value of the Preferred Stock), as stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

                                  3.        With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) an Indenture relating to such Debt Securities in the form that will be filed with the Commission has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company;

                                  4.        With respect to any Warrants registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (the “Warrant Agreement”), if any, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Warrant Agreement, if any, has been duly authorized and validly executed and delivered and (iii) certificates representing such Warrants have been duly executed, issued and delivered in accordance with the provisions of the applicable Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Warrants will be validly issued and will constitute valid and binding obligations of the Company; and

                                  5.        With respect to any Subscription Receipts registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Subscription Receipts, the terms, execution and delivery of the subscription receipt agreement relating to the Subscription Receipts (the “Subscription Receipt Agreement”), if any, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Subscription Receipt Agreement, if any, has been duly authorized and validly executed and delivered and (iii) certificates representing such Subscription Receipts have been duly executed, issued and delivered in accordance with the provisions of the applicable Subscription Receipt Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Subscription Receipts will be validly issued and will constitute valid and binding obligations of the Company; and

                                  6.        With respect to any Units registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Unit Agreement has been duly authorized and validly executed and delivered and (iii) such Units have been duly executed, issued and delivered in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Units will be validly issued and will constitute valid and binding obligations of the Company.

                                  This opinion letter is opining upon and is limited to the current federal laws of the United States and the current laws of the State of Nevada including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

Yours truly,

CLARK WILSON LLP

/s/ Clark Wilson LLP